POWER OF ATTORNEY

      The undersigned, being a director or officer (or both) of Truist Financial Corporation (the "Company"), hereby nominates, constitutes, and appoints the Corporate Secretary and each Assistant Corporate Secretary of the Company, as well as the employees of the Company or one of its affiliates listed on Exhibit A hereto (for as long as such individuals remain employees of the Company or one of its affiliates), or any one of them severally and with full power of substitution, to be his or her true and lawful attorney-in-fact in connection with any Securities and Exchange Commission ("Commission") filings on behalf of the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may arise out of the undersigned's ownership of the Company's securities.

      Accordingly, any such attorney-in-fact is authorized to complete and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director (or both) of the Company, any such filings and to take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents prepared and executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

      Without limiting the generality of the foregoing, each such attorney-in-fact is authorized to (i) obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms, and information required by Section 16(a) of the Exchange Act or any rule or regulation of the Commission via the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system, including to (a) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Commission a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purposes of the Form ID or such other documents, and (b) enroll the undersigned in EDGAR Next or any successor filing system; (ii) act as an account administrator for the undersigned's EDGAR account, including to (a) appoint, remove, and replace account administrators, technical administrators, account users, and delegated entities, (b) maintain the security of the undersigned's EDGAR account, including modification of access codes, (c) maintain, modify, and certify the accuracy of information on the undersigned's EDGAR account dashboard, and (d) take any other actions contemplated by Rule 10 of Regulation S-T; (iii) cause the Company to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove, or replace users for the undersigned's EDGAR account; and (iv) prepare, sign and file with the Commission (a) the Initial Statement of Beneficial Ownership of Securities on Form 3, (b) each Statement of Changes in Beneficial Ownership of Securities on Form 4, (c) each Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, (d) each Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and (e) any other statements, reports, or filings, and to make such changes in and amendments to any of said reports and filings as such attorney-in-fact deems appropriate. Any such attorney-in-fact is further authorized to seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators, and trustees.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Corporate Secretary of the Company. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.

	IN WITNESS WHEREOF, I hereby sign and seal this Power of Attorney this 20th day of May, 2025.



/s/ Jonathan Pruzan
Jonathan Pruzan



Exhibit A

Scott Stengel
Wells Engledow
Curt Phillips
Margaret English
Carla Brenwald